MALONE & BAILEY, PLLC
Houston, Texas
713-840-1210 Phone





                          INDEPENDENT AUDITORS' CONSENT



As independent certified public accountants, we hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated March 6, 2001 relating to the financial statements of Trinity Energy Resources, Inc., which report appears in the Company's Form 10-KSB for the year ended December 31, 2000, and to all references to this firm included in such Registration Statement.

                                                   /s/ Malone & Bailey, PLLC










Date : June 26, 2001